                                                                      Exhibit 1


                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on
Schedule 13D, to which this exhibit is attached, is filed on its behalf.

Dated: June 11, 2001

                                    /S/ PAUL M. MONTRONE
                                    --------------------
                                    Paul M. Montrone


                                    PMM GCG INVESTMENT LLC


                                    /S/ PAUL M. MONTRONE
                                    --------------------
                                    By:  Paul M. Montrone, as Manager


                                    /S/ SANDRA G. MONTRONE
                                    ----------------------
                                    Sandra G. Montrone


                                    /S/ PAUL M. MEISTER
                                    -------------------
                                    Paul M. Meister